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                                                                 EXHIBIT (10)(a)




                           MORTON INTERNATIONAL, INC.
                                 FISCAL 1996-98
                    KEY EXECUTIVE LONG-TERM INCENTIVE PROGRAM



This Program, which has been adopted pursuant to paragraph 4(d)(i) of the Company's 1989 Incentive Plan (formerly the 1989 Stock Awards Plan), provides cash incentive opportunities to Senior Corporate Officers, Group Vice Presidents and key Business Unit Executives for achieving long-term growth oriented performance goals.


A.   OBJECTIVE

     The objective of this Program is to further the growth of the Company by rewarding key executives for achieving long-term growth oriented performance goals, benefiting the shareholders.

B.   TIMING

     The Program will operate over a three-year performance period covering fiscal 1996, 1997 and 1998.

C.   ELIGIBILITY AND PARTICIPATION

     The Program covers the following executive positions:

          Chief Executive Officer

          Corporate Officers reporting to the Chief Executive Officer or Executive Vice President Administration

          Business Unit Executives, in salary grade 23 or above, reporting to a Group Vice President

     Eligibility will be by position. Participation approval, however, will be only by position and incumbent.

     Positions must be nominated for participation prior to the start of the performance period. Participation requires the approval of the Chief Executive Officer and the Compensation Committee of the Board.


D.   PROGRAM FUNDING

     The Chief Financial Officer, at the direction of the Chief Executive Officer, will reserve appropriate funds during the course of the fiscal year to provide incentive payments. Any such reserved funds shall remain the property of the Company and no participant shall have a right or claim to any such funds unless the right or claim has specifically accrued under the Program.



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FISCAL 1996-98 KEY EXECUTIVE LONG-TERM INCENTIVE PROGRAM
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E.   PERFORMANCE CRITERIA

     Criteria used to measure performance for the performance period are:

       PARTICIPANT GROUP                  APPLICABLE PERFORMANCE CRITERIA
       -----------------                  -------------------------------

     CEO and Corporate                  Growth in Company Earnings Per Share
     Staff Officers                     ("EPS")

     Group Vice Presidents              Growth in Pre-Tax Group Profit

     Business Unit Executives           Growth in Pre-Tax Group or Business Unit
                                        Profit

F.   ESTABLISHMENT OF PERFORMANCE OBJECTIVES

     For the performance period, growth objectives have been established by the Compensation Committee of the Board based upon recommendation by the Chief Executive Officer.

     These objectives include a threshold level at which partial incentives may be earned, the desired objective for the period at which target incentives may be earned, and an optimum level at which maximum incentives may be earned, as follows:

               Threshold -  5% growth compounded annually
               Objective - 10% growth compounded annually
               Optimum   - 20% growth compounded annually


G.   ADJUSTMENTS TO PROFIT OBJECTIVES

     Profit objectives will be adjusted by action of the Compensation Committee (in accordance with calculations confirmed by the Company's independent auditors) so that the degree to which the objectives are achieved will not be affected by any of the following which occur after the objectives are initially established: changes in (or in the application of) accounting principles; changes in tax laws; any material acquisition, divestiture or joint venture; extraordinary items as defined under generally accepted accounting principles; and any other non-recurring items which the Company's press releases or SEC filings note and take into account in explaining what the Company's or a business unit's profits would have been on a comparable basis from period to period.


H.   TARGET INCENTIVE AMOUNTS

     A specific dollar incentive target for each participant will be established by the Compensation Committee based on a recommendation from the CEO. The dollar target will be computed as a percentage of the participant's base salary immediately before the beginning of the performance period. The percentage to be applied will vary depending on the participant's assigned salary grade as follows:



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FISCAL 1996-98 KEY EXECUTIVE LONG-TERM INCENTIVE PROGRAM
PAGE 3


          ASSIGNED SALARY GRADE         PERCENTAGE TARGET APPLIED TO SALARY
          ---------------------         -----------------------------------
                 33                               100%
                 31                               100%
                 28                                80%
                 27                                80%
                 26                                80%
                 25                                70%
                 24                                70%
                 23                                60%
                 22                                60%

     The dollar value of the incentive targets, computed in accordance with the above schedule, may be adjusted by the Compensation Committee based on the recommendation of the CEO, within a guideline range of plus or minus 20% to provide a degree of flexibility in determining individual incentive amounts. The Compensation Committee may use the same guideline range of plus or minus 20% to determine an adjusted incentive target for the CEO.


I.   ACTUAL INCENTIVE AWARDS

     Actual incentive awards require the approval of the CEO and Compensation Committee and will be based upon pre-established payout schedules reflecting achievement of performance objectives for the performance period.

     The payout schedules are presented below by participant group. For results between the growth rates shown, linear interpolation will be used to compute the percentage of the target incentive which may be earned.


     1.   CHIEF EXECUTIVE OFFICER AND CORPORATE STAFF OFFICERS

          In this group, actual incentive awards will be based on attainment of EPS growth objectives as follows:

                                                          Percent of Target
               EPS Growth                                which may be earned
               ----------                                -------------------
     Threshold (e.g.  5% growth compounded annually)             50%
     Objective (e.g. 10% growth compounded annually)            100%
     Optimum   (e.g. 20% growth compounded annually)            200%

     2.   GROUP VICE PRESIDENTS

          Incentive awards for this group of participants will be based on attainment of the applicable Pre-Tax Group Profit growth objectives in accordance with the following schedule:


                                                          Percent of Target
          Pre-Tax Group Profit Growth                    which may be earned
          ----------------------------                   -------------------
    Threshold (e.g.  5% growth compounded annually)             50%
    Objective (e.g. 10% growth compounded annually)            100%
    Optimum   (e.g. 20% growth compounded annually)            200%


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FISCAL 1996-98 KEY EXECUTIVE LONG-TERM INCENTIVE PROGRAM
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     3.   BUSINESS UNIT EXECUTIVES

          Incentive awards for this group of participants will be based on attainment of the applicable Pre-Tax Group or Business Unit Profit growth objectives in accordance with the following schedule:


                                                          Percent of Target
     Pre-Tax Group or Business Unit Profit Growth        which may be earned
     --------------------------------------------        -------------------
     Threshold (e.g.  5% growth compounded annually)             50%
     Objective (e.g. 10% growth compounded annually)            100%
     Optimum   (e.g. 20% growth compounded annually)            200%

J.   INCENTIVE PAYMENTS

     Any incentive payments made under the Program will be made in the form of cash and will normally be paid in the month of August following the end of the three-year performance period. No incentive award is earned until the date the Compensation Committee approves such payment.


K.   TERMINATION OF EMPLOYMENT OR CESSATION OF ELIGIBILITY

     Because incentive awards are not earned until the date the Compensation Committee approves payment, if termination of employment occurs or the participant ceases to be eligible for benefits under the Program before such date (whether or not the performance period has ended), no such terminated or ineligible employee is entitled to any incentive payment. Under certain circumstances, as detailed below, a terminated participant who completed one-third of the performance period and whose employment terminates by reason other than resignation or involuntary termination may be considered for an incentive award. Consideration of such awards will be at the sole discretion of the Compensation Committee and require approval based upon the Chief Executive Officer's recommendation according to the following schedule:

          REASON FOR TERMINATION                  INCENTIVE AWARD ELIGIBILITY
          ----------------------                  ----------------------------

          Retirement or Death           Pro rata share of incentive award,
                                        payable to retiree or heirs/estate after the end of the performance period subject to the achievement of goals for the entire performance period.

          Long-Term Disability          Pro rata share of incentive award,
                                        payable after the end of the performance period subject to the achievement of goals for the entire performance period.

          Resignation or                No incentive award even if termination
          Involuntary Termination       occurs after the end of the performance
                                        period but  before the Compensation
                                        Committee approves payment of awards.



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FISCAL 1996-98 KEY EXECUTIVE LONG-TERM INCENTIVE PROGRAM
PAGE 5

L.   ADMINISTRATION

     The Program will be administered by the Compensation Committee assisted by the Company's Human Resources staff.

M.   CHANGE IN CONTROL

     Anything in this Program to the contrary notwithstanding, upon the occurrence of a Change in Control of the Company (as defined from time to time in Section 5(c) of the 1989 Incentive Plan), the performance periods with respect to all outstanding incentive awards shall terminate as of such date and the related incentive awards shall be payable as of such date.
     The amount payable with respect to any award shall be equal to the percent of the target determined as follows: The sum of (x) the product of (i) the greater of (a) the percent of target that would have been earned and payable pursuant to Section I above if the performance period had ended as of the last day of the fiscal quarter immediately prior to such Change in Control of the Company or (b) 100 and (ii) the number of full quarters elapsed in the performance period (the "Elapsed Quarters") divided by twelve and (y) the product of (i) 100 and (ii) the quotient obtained by dividing (a) twelve minus the number of Elapsed Quarters by (b) twelve.



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